Exhibit 10.3

Agreement

Agreement dated May 14, 2007 by and between Actuarial Ideas, Inc. (“Ideas”) and AI Document Services, Inc. (“Issuer”) both located at 25 Robert Pitt Drive, Monsey, NY 10952.

It is understood and agreed that the President of both Ideas and Issuer and the principal shareholder of both of such companies is Mark Cohen.

In order to set forth certain responsibilities between such two companies, it is herewith agreed that Ideas shall provide Issuer with the following services: Management; Bill paying services; Invoice and collection services; computer services; clerical services and supplies; mailing services; and payroll services and common paymaster.

Issuer will pay Ideas $1,500 per month plus 5% of receivables billed and collected.

Mark Cohen, Issuer’s President will devote 15% of his time to Issuer and will be paid an annual salary of $30,000 by Issuer commencing June 1, 2007.

Richard Cohen, Issuer’s Treasurer will devote 10% of his time to Issuer and will be paid $6,000 per annum starting June 1, 2007.

Issuer and Ideas agree that Ideas will act as common paymaster for Issuer and Issuer will reimburse Ideas for salaries and payroll taxes advanced by Ideas to satisfy Issuer salary obligations to Mark A. Cohen and Richard C. Cohen

AI DOCUMENT SERVICES, INC.

By: /s/ Mark Cohen
Mark Cohen

By: Richard A. Cohen
Richard A. Cohen

By: /s/ Elizabeth A. Cohen
Elizabeth A. Cohen

ACTUARIAL IDEALS, INC.

By:/s/ Mark Cohen
Mark Cohen